                                                                  Exhibit 11.(a)


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   -----------------------------------------
                                  (unaudited)

                                                     Six Months Ended June 30
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
Net earnings                                       $141,784,000    $112,441,000
                                                   ============    ============
Weighted average number of common and common
 equivalent shares outstanding:
  Weighted average common shares outstanding        136,575,021     136,311,358
  Dilutive effect of stock options after
   application of treasury-stock method               3,338,406       3,476,060
                                                   ------------    ------------
                                                    139,913,427     139,787,418
                                                   ============    ============
Earnings per share                                 $       1.01    $        .80
                                                   ============    ============


                                                     Three Months Ended June 30
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
Net earnings                                       $ 75,422,000    $ 61,712,000
                                                   ============    ============
Weighted average number of common and common
 equivalent shares outstanding:
  Weighted average common shares outstanding        136,925,519     136,713,428
  Dilutive effect of stock options after
   application of treasury-stock method               3,316,510       3,330,932
                                                   ------------    ------------
                                                    140,242,029     140,044,360
                                                   ============    ============
Earnings per share                                 $        .54    $        .44
                                                   ============    ============


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